UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    June 7, 2019

Legacy Reserves Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38668	82-4919553
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall Street, Suite 1800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	LGCY	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 7, 2019, Legacy Reserves Inc. (“Legacy”) and certain of its subsidiaries (together with Legacy, the “Company”) entered into that certain (i) Second Forbearance (the “Second RBL Forbearance Agreement”) to Third Amended and Restated Credit Agreement dated as of April 1, 2014 (as amended, the “Prepetition RBL Credit Agreement”) among Legacy Reserves LP, as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Forbearance RBL Lenders”) and (ii) Second Forbearance (the “Second Term Loan Forbearance Agreement” and, together with the Second RBL Forbearance Agreement, the “Second Forbearance Agreements”) to Term Loan Credit Agreement dated as of October 25, 2016 (as amended, the “Prepetition Term Loan Credit Agreement”) among Legacy Reserves LP, as borrower, the guarantors party thereto, Cortland Capital Market Services LLC, as administrative agent and the lenders party thereto (the “Forbearance Term Loan Lenders”). The Second Forbearance Agreements extended the forbearance period of the previously announced forbearance agreements from June 7, 2019 to June 12, 2019.

On June 12, 2019, the Company entered into that certain (i) Third Forbearance (the “Third RBL Forbearance Agreement”) to the Prepetition RBL Credit Agreement with the Forbearance RBL Lenders and (ii) Third Forbearance (the “Third Term Loan Forbearance Agreement” and, together with the Third RBL Forbearance Agreement, the “Third Forbearance Agreements,” and the Second Forbearance Agreements and the Third Forbearance Agreements, collectively, the “Forbearance Agreements”) to the Prepetition Term Loan Credit Agreement with the Forbearance Term Loan Lenders.

Pursuant to the Forbearance Agreements, the Forbearance RBL Lenders and the Forbearance Term Loan Lenders have agreed to forbear from exercising any and all remedies available to them in respect of any event of default arising from (i) the maturity of the Prepetition RBL Credit Agreement on May 31, 2019 and (ii) the Company not making interest payments on its outstanding 8% Senior Notes due 2020, 6.625% Senior Notes due 2021 and 8% Convertible Senior Notes due 2023 on June 3, 2019. Additionally, the Forbearance Term Loan Lenders agreed forbear from exercising any and all remedies available to them in respect of the event of default arising from Legacy’s failure to deliver audited financial statements without a “going concern” or like qualification or exception. The Third Forbearance Agreements extend the forbearance period through 11:59 p.m., Eastern Time, on June 18, 2019, and will terminate upon the earlier of the end of the forbearance period or the occurrence of a specified forbearance termination event, which includes any other event of default under the Prepetition RBL Credit Agreement and the Prepetition Term Loan Credit Agreement or any breach by the Company of the respective Third Forbearance Agreements.

The foregoing descriptions of the Second RBL Forbearance Agreement, the Second Term Loan Forbearance Agreement, the Third RBL Forbearance Agreement and the Third Term Loan Forbearance Agreement are qualified in their entirety by reference to the full text of the Second RBL Forbearance Agreement, the Second Term Loan Forbearance Agreement, the Third RBL Forbearance Agreement and the Third Term Loan Forbearance Agreement, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1
Second Forbearance to Third Amended and Restated Credit Agreement dated as of June 7, 2019, among Legacy Reserves LP, as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

10.2
Second Forbearance to Term Loan Credit Agreement dated as of June 7, 2019, among Legacy Reserves LP, as borrower, the guarantors party thereto, Cortland Capital Market Services LLC, as administrative agent, and the lenders party thereto

10.3
Third Forbearance to Third Amended and Restated Credit Agreement dated as of June 12, 2019, among Legacy Reserves LP, as borrower, the guarantors party thereto, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto

10.4
Third Forbearance to Term Loan Credit Agreement dated as of June 12, 2019, among Legacy Reserves LP, as borrower, the guarantors party thereto, Cortland Capital Market Services LLC, as administrative agent, and the lenders party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Legacy Reserves Inc.

Dated: June 13, 2019	By:	/s/ James Daniel Westcott
	Name:	James Daniel Westcott
	Title:	Chief Executive Officer